Exhibit 99.2

INSTALLMENT PAYMENT AGREEMENT

Customer Name:   CIBER, Inc.
Customer’s Principal Address: 5251 DTC Parkway Ste 1400, Greenwood Village, CO 80111
Customer’s Billing Address (if different)

CIBER, Inc. is a corporation, organized and existing under the laws of the State of Delaware Organization number: 2363878

Re See Schedule A attached hereto and made a part hereof (“Product Agreement”) between Customer and Unisys Corporation (“Licensor”).

This INSTALLMENT PAYMENT AGREEMENT (“IPA”) is entered into this 16th day of November 2006 by and between WELLS FARGO EQUIPMENT FINANCE, INC. (“Payee”) and CIBER, Inc.. This IPA constitutes a discreet financing agreement, and is separate and distinct from the Product Agreement. Customer authorizes and requests Payee to remit the sum of $4,528,483.26 (the “Loan Amount”) to Licensor on account of Customer’s payment obligations to Licensor under the above Product Agreement, and in consideration of remitting the Loan Amount, Customer unconditionally agrees to pay the following amounts, on or before the following dates, to the order of Payee:

Payments	Due Dates

Twenty-Four (24) consecutive monthly Payments of $203,738.72 commencing December 20, 2006

1.                     Payments Unconditional.           If any payment due hereunder is not received within ten (10) days of its due date, Customer agrees to pay a late fee equal to the lesser of: (i) 5% of the past due amount or (ii) the highest amount allowed by law. CUSTOMER AGREES THAT ITS OBLIGATIONS TO MAKE PAYMENTS UNDER THIS IPA ARE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, CLAIM, COUNTERCLAIM, ADJUSTMENT, REDUCTION OR DEFENSE OF ANY KIND. NOTWITHSTANDING ANY PROVISIONS HEREOF, INTEREST, FEES AND OTHER CHARGES SHALL NOT EXCEED THE MAXIMUM RATE PERMITTED BY APPLICABLE LAW. Payee has not assumed and shall not be liable to perform any obligations of the Licensor.

2.                     Customer Representations.           Customer represents., warrants and agrees that (i) it is a registered entity of the type set forth above duly organized, existing and in good standing under the laws of the State set forth above, (ii) that it will not change the type of entity that it currently exists as or its State of organization, (iii) that this IPA has been duly authorized and constitutes a legal, valid, binding and enforceable obligation of Customer, and that the execution, delivery and performance of this IPA will not violate or create a default under any law (including any applicable usury law), regulation, judgment, order, instrument, agreement or charter document binding upon Customer or its property, (iv) each signatory of this IPA has the authority to bind Customer to this IPA. (v) any and all information furnished to Payee is and will be true and correct in all material respects and prepared in accordance with generally accepted accounting principles (GAAP), (vi) It shall not permit the sale or transfer of any shares of its capital stock or of any ownership interest in the Customer to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Customer from the person, persons, entity or entities who hold ownership and/or control of the Customer as of the date of this IPA; and (vii) it shall not consolidate with or merge into or with any other entity, or sell, transfer, lease or otherwise dispose of all or substantially all of Customer’s assets to any person or entity. Customer shall promptly furnish to Payee such financial or other information regarding the condition and operations of Customer and any guarantor, and information regarding the Product Agreement, as Payee may from time to time request.

3.             Assignments by Payee.           This IPA shall inure to the benefit of Payee’s successors and assigns, and Customer agrees that Payee may assign or grant a security interest in some or all of its rights under this IPA to a third party (“Assignee”) without notice to or consent of Customer. CUSTOMER AGREES THAT UPON WRITTEN INSTRUCTION OF PAYEE, IT WILL MAKE PAYMENTS UNDER THIS IPA DIRECTLY TO ASSIGNEE WITHOUT ABATEMENT, SETOFF, CLAIM, COUNTERCLAIM, ADJUSTMENT, REDUCTION OR DEFENSE OF ANY KIND WHICH IT MAY HAVE AGAINST PAYEE OR OTHERWISE.

4.                     No Warranties by Payee.        PAYEE MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING THE SOFTWARE OR ANY SERVICES, GOODS OR OTHER PRODUCTS COVERED BY THE PRODUCT AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. CUSTOMER WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) THAT IT MAY HAVE AGAINST PAYEE FOR ANY LOSS, DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF DATA OR SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE SOFTWARE OR ANY SERVICES, GOODS OR OTHER PRODUCTS COVERED BY THE PRODUCT AGREEMENT. EVEN IF PAYEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, LOSS, EXPENSE OR COST. CUSTOMER ACKNOWLEDGES THAT PAYEE DID NOT SELECT. MANUFACTURE, DISTRIBUTE OR LICENSE THE SOFTWARE, GOODS OR OTHER PRODUCTS AND THAT CUSTOMER HAS MADE THE SELECTION OF SUCH SOFTWARE, GOODS OR OTHER PRODUCTS BASED UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY PAYEE OR ITS AGENTS. CUSTOMER’S OBLIGATION UNDER THIS IPA ARE COMPLETELY INDEPENDENT OF THE DELIVERY, PERFORMANCE OR QUALITY OF THE SOFTWARE OR ANY SERVICES.

5.                     Transfer of Software Products.   In consideration of and to secure Customer’s full and timely payment of its obligations hereunder, Customer irrevocably transfers and grants Payee a license and right, which Payee may avail itself of after an Event of Default, in all of Customer’s rights to use the software, goods or other products and receive the services covered under the Product Agreement (“Software Products”), and to suspend, cancel and/or terminate Customer’s license for such software, goods or other products and rights to receive such services. This is a present grant to Payee, but may be acted upon by Payee only after an Event of Default. Customer and Payee each acknowledge that Payee’s rights to use and receive the Software Products may be subject to the provisions of the Product Agreement and rights of the software licensor, but, as between Customer and Payee, after an Event of Default and upon Payee’s written exercise of its rights hereunder, there shall be a total relinquishment of Customer’s rights in the Software Products to Payee.

6.                     Security Interest.     In further consideration of Payee funding the Loan Amount or any part thereof, and to further secure Customer’s full and timely payment and performance of its obligations hereunder, Customer hereby assigns over to and grants to Payee a continuing security interest in all of the following property, whether now owned or hereafter acquired by Customer: the Product Agreement including, without limitation, the licenses granted thereunder. all rights to payment thereunder. including, without limitation, all rights to any refund, indemnification, and/or abatement to which Customer is, or becomes entitled, no matter how or when arising, whether such rights are classified as accounts, general intangibles, or otherwise, and all products and proceeds of any of the foregoing, and all of Customer’s right, title and interest in the Software Products (collectively, the Collateral”). Customer shall execute and deliver to Payee such instruments and shall do all such things from time to time hereafter as Payee may request to carry into effect the provisions and intent of this IPA, to protect and perfect Payee’s security interest in and to the Collateral, and to comply with all applicable statutes and laws. Contemporaneously with the execution of this IPA. Customer shall execute all such documents and instruments as may be required by Payee with respect to the perfection of the security interests granted herein. Customer hereby authorizes Payee to file any and all financing statements and take all other steps necessary to perfect the grant of such security interest and to maintain perfection thereof under the Uniform Commercial Code and other applicable laws. In addition to all other rights and remedies of this secured creditor, and without limitation of any other provisions of (this IPA, upon an Event of Default, Payee shall have the right to do each of following: (a) take possession of the Software and (b) require Customer to assemble the Collateral and make it available to Payee at a place to be designated by Payee.

7.             Events of Default.   Any of the following shall constitute an “Event of Default”: (i) Customer fails to pay any installment or other amounts payable hereunder within ten (10) days of when due; (ii) any representation or warranty made by Customer under this IPA proves to be false in any material respect; (iii) Customer fails to comply with any of its covenants or agreements set forth in this IPA and such failure is not cured within 10 days after Payee’s written notice to Customer; (iv) Customer’s license to use any software component of the Software Products is canceled, terminated, suspended or materially restricted or limited; (v) Customer ceases doing business as a going concern, or becomes insolvent, or makes an assignment of assets for the benefit of creditors; (vi) any receiver, trustee or similar officer is appointed for Customer or for any or all of its property; or (vii) any bankruptcy, reorganization, rescheduling of debt, liquidation or similar proceeding is instituted against Customer or its property.

8.                     Payee’s Remedies.   Should an Event of Default occur, then without notice to Customer or any other party: (a) Payee may declare immediately due and payable (as liquidated damages and not as a penalty) the sum of (i) all accrued and unpaid Installment Payments then due, (ii) all remaining Installment Payments scheduled to become due, discounted to present value calculated using the simple interest method and the Discount Rate, and (iii) any accrued late charges and costs of collection; (b) Payee may cancel, terminate, or cause the cancellation and/or termination of all licenses for Software Products granted to Customer, and may further cancel, terminate, suspend or withhold or cause the cancellation, termination, suspense or withholding of Software Products; (c) Payee may exercise any rights under the Product Agreement which have been granted to Payee by Licensor; (d) Payee may exercise the transfer of rights in Software Products, as provided in Section 5; and (e) Payee may exercise any other remedies available under the law or in equity. Upon Payee’s instructions after an Event of Default, Customer agrees to immediately cease using the Software Products, to doinstall and delete all copies of licensed Software Products from any computer systems owned or controlled by Customer or used for Customer’s benefit, deliver to Payee or at Payee’s request, destroy all written manuals and materials provided with the Software Products, and provide Payee with a certificate signed by a Customer officer who is responsible for Customer’s information systems, attesting to such cessation of use and maintenance, deinstallation, deletion, delivery and destruction. Payee or its designees will have full and unrestricted access to Customer’s records, computer systems, service provider systems (if any) and facilities to verify Customer’s cessation of use, deinstallation, deletion and destruction. Payee’s remedies shall be cumulative, may be exercised concurrently or successively, and may be specifically enforced. In the event that the amounts due hereunder are declared to be immediately due and payable. Customer shall pay the amounts due in accordance with this Section 8 upon demand. Customer shall pay interest on such amounts on a per diem basis from the date of declaration until paid in full at a rate equal to the lesser of 1.5% per month or the highest rate permitted by law. As used herein. “Discount Rate” means (i) the rate set forth for the United States Treasury Bond or Note having the closest term to (but not longer than) the original term hereof, as set forth in the Wall Street Journal two business days prior to the date hereof, (ii) the rate set forth for the United States Treasury Bond or Note having the closest term to (but not longer than) the remaining term hereof, as set forth in the Wall Street Journal two business days prior to the date of calculation of the amounts due hereunder, or (iii) 3%, whichever is lowest. If a rate referred to in the preceding clauses “(i)” or “(ii)” is not published in the Wall Street Journal, such rate shall be taken from a reputable source selected by Payee. In the event Payee shall take any action for the enforcement of this IPA or for collection of any amount due hereunder, there shall be immediately due from Customer, in addition to the amounts due above, all costs and expenses incurred by Payee, including reasonable attorneys’ fees.

9.             Miscellaneous.          No delay or omission by Payee in its exercise of any right shall operate as a waiver thereof. All remedies are cumulative and non-exclusive. Payee shall not be required to re-license, lease, transfer or use the licensed software in mitigation of damages hereunder. All obligations of Customer under this IPA shall survive any termination of the licenses. Time is of the essence with regard to the performance by Customer of its obligations hereunder. Any transfer or assignment of Customer’s obligations under this IPA shall require Payee’s prior written consent. A transfer shall include a change in majority ownership or control of Customer. Customer agrees to promptly execute any ancillary documents and take further actions as Payee may reasonably request, including, but not limited to, assignment notifications and certificates of authorization. Customer agrees to provide Payee copies of Customer’s balance sheet, income statement and other financial reports as Payee may reasonably request. This IPA shall constitute the complete and entire agreement of Customer and Payee with respect to the payment of license and services fees, and supersedes all prior oral or written understandings. No term or provision of this IPA may he amended, waived, discharged or terminated except by a written instrument signed by Customer and Payee. Wherever possible, each provision of this IPA shall be interpreted as effective and valid under applicable law. If any provision of this IPA is prohibited or invalid under any applicable taw, the provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this IPA. Section captions are included for convenience of reference only and shall not define or limit, or be used to construe any of the terms or provisions hereof

10.                   Enforcement.        This IPA has been delivered to Payee in Minneapolis Minnesota and will be governed and construed in accordance with the laws of the State of Minnesota. Customer and Payee each WAIVES ANY RIGHT TO A TRIAL BY JURY in any action arising from or related to this IPA; Customer (i) irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action arising from or related to this IPA; (ii) irrevocably waives any defense of an inconvenient Forum to the maintenance of any such action or proceeding; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other; and (iv) agrees not to institute any legal action or proceeding against Payee or its directors, officers, employees, agents or property, concerning any matter arising out of or relating to this IPA in any court other than one located in Hennepin County, Minnesota.

Wells Fargo Equipment	Customer
Finance, Inc.	CIBER, Inc.

By:	By:	/s/ David G. Durham

Name:	Name: David G. Durham
Title:	Title: SVP/CFO
11-17-2006